                                                     Exhibit 25.1

                                                            OMB APPROVAL
                                                     ------------------------
                                                     OMB Number     3235-0110
                                                     Expires:  March 31, 1994
                                                     Estimated average burden
                                                     hours per response....15
                                                     ------------------------


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Securities Act of 1933 File No: _________________
   (If application to determine eligibility of trustee for delayed offering pursuant to section 305(b)(2))


                             GENERAL INSTRUCTIONS

A. Rule as to the Use of Form T-1.

   Form T-1 shall be used for statements of eligibility of corporations designated to act as trustees under trust indentures to be qualified pursuant to Sections 305 or 307 of the Trust Indenture Act of 1939. Form T-1 also shall be used for statements of eligibility of foreign trustees under trust indentures to be qualified pursuant to Sections 305 or 307, where a prior order has been issued pursuant to Section 310(a)(1) or 304(d), or the Commission has promulgated a rule under such sections permitting the trustee to act as a sole trustee under the indenture to be qualified, Finally, Form T-1 shall be used for applications to determine the eligibility of a trustee pursuant to Section 305(b)(2) of the Act.

B. Obligations Deemed to be in Default.

   Item 13 requires disclosure of defaults of the obligor on securities issued under indentures under which the applicant is trustee.

   If the obligor is not in default, the applicant is required to provide responses to Items 1, 2, and 16 of Form T-1. In addition, Item 15 would be applicable to foreign trustees. If the obligor is in default, the applicant must respond to all of the items in the Form T-1.

   An Obligor shall be deemed to be in default upon the occurrence of acts or conditions as defined in the indenture, but exclusive of any period of grace or requirement of notice.

C. Application of General Rules and Regulations.

   The General Rules and Regulations under the Trust Indenture Act of 1939 are applicable to statements of eligibility on this form. Attention is particularly directed to Rules 0-1 and 0-2 as to the meaning of terms used in the rules and regulations. Attention is also directed to Rule 5a-3 regarding the filing of statements of eligibility and qualification and to Rule 7a-16 regarding the inclusion of items, the differentiation between items and answers, and the omissions of instructions.

D. Scope of Items and Instructions.

   The items and instructions require information only as to the trustee, unless the context clearly shows otherwise.

E. Calculation of Percentages of Securities.

   The percentages of securities required by this form are to be calculated in accordance with the provisions of Rule 10b-1.

F. Items Relating to Underwriters.

   Wherever any item of the form requires information with respect to an underwriter for the obligor, the information is to be given as to very person who, within one year prior to the date of filing the statement of eligibility and qualification, acted as an underwriter of any security of the obligor outstanding on the date of filing the statement and as to every proposed principal underwriter of the securities proposed to be offered. The term "principal underwriter" means an underwriter in privity of contract with the issuer of the securities as to which he is an underwriter.

G. Coordination with Delayed Offering Registration Statement

   When the Form T-1 is used for applications to determine the eligibility of a trustee pursuant to Section 305(b)(2), the following provisions shall apply:

1. The file number under the Securities Act of 1933 for the delayed offering registration statements to which the application applies shall be placed in the upper right hand corner of the cover page of the Form T-1.

2. The description of the indenture securities included under "Title of Securities" should specify whether the application relates to a single tranche or to all of the securities registered pursuant to the delayed offering registration statement.


                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) / /


                       SouthTrust Bank, National Association
-------------------------------------------------------------------------------
                (Exact name of trustee as specified in its charter)


         N/A                                     63-0022787
-------------------------------------------------------------------------------
   (Jurisdiction of incorporation or     (I.R.S. Employer Identification Number)
organization if not a U.S. national bank)


   100 Office Park Dr., Birmingham, Alabama                    35223
-------------------------------------------------------------------------------
   (Address of principal executive offices)                  (Zip Code)


                                       N/A
-------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                  Chattem, Inc.
-------------------------------------------------------------------------------
               (Exact name of obligor as specified in its charter)


         Tennessee                                   62-0156300
-------------------------------------------------------------------------------
  (State or other jurisdiction of       (I.R.S. Employer Identification Number)
   incorporation or organization)


  1715 West 38th Street, Chattanooga, Tn.                     37409
-------------------------------------------------------------------------------
 (Address of principal executive offices)                   (Zip Code)


                   8 7/8% Senior Subordinated Notes Due 2008
-------------------------------------------------------------------------------
                        (Title of the indenture securities)


Item 1. General Information.
   Furnish the following information as to the trustee --
   (a) Name and address of each examining or supervising authority to which it is subject. SEE ATTACHED EXHIBIT "A"
   (b) Whether it is authorized to exercise corporate trust powers. YES

Item 2. Affiliations with the obligor.
   If the obligor is an affiliate of the trustee, describe each such affiliation. NONE

Instructions.
1. The term "affiliate" is defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is also directed to Rule 7a-26.
2. Include the name of each such affiliate and the names of all intermediary affiliates, if any. Include the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Item 3. Voting securities of the trustee.
   Furnish the following information as to each class of voting securities of the trustee:
   As of ________________________ (Insert date within 31 days).

--------------------------------------------------------------------------------
                 Col. A.                                Col. B.
             Title of Class                       Amount Outstanding
--------------------------------------------------------------------------------

Instruction. The term "voting security" is defined in Section 303(16) of the Act.

Item 4. Trusteeships under other indentures.
   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
   (a) Title of the securities outstanding under each such other indenture. Chattem, Inc. 12.75% Class B Senior Subordinated Notes due 2004
   (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Item 5. Interlocking directorates and similar relationships with the obligor
or underwriters.   n/a
   If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Instructions.
1. Notwithstanding General Instruction F, the term "underwriter" as used in this item does not refer to any person who is not currently engaged in the business of underwriting.
2. The terms "employee," "appointee," and "representative," as used in this item, do not include connections in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity or connections in the capacity of trustee, whether under an indenture or otherwise.

Item 6. Voting securities of the trustee owned by the obligor or its
officials.   n/a
   Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:
   As of ____________________ (Insert date within 31 days).

Instructions.
1. Names of persons who do not own beneficially any of the securities specified may be omitted.
2. No information need be given in any case where the amount of voting securities of the trustee, owned beneficially by the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

--------------------------------------------------------------------------------
      Col. A            Col. B             Col. C               Col. D
                                                         Percentage of Voting
                                       Amount Owned    Securities Represented by
  Name of Owner     Title of Class     Beneficially     Amount Given in Col. C
--------------------------------------------------------------------------------

Item 7. Voting securities of the trustee owned by underwriters or their
officials.   n/a
   Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
   As of ____________________ (Insert date within 31 days).

Instructions.
1. Instruction 1 to Item 6 shall be applicable to this item.
2. The name of each director, partner, or executive officer required to be given in Column A shall be set forth under the name of the underwriter of which he is a director, partner, or executive officer.
3. No information need be given in any case where the amount of voting securities of the trustee owned beneficially by an underwriter and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

--------------------------------------------------------------------------------
      Col. A            Col. B             Col. C               Col. D
                                                         Percentage of Voting
                                       Amount Owned    Securities Represented by
  Name of Owner     Title of Class     Beneficially     Amount Given in Col. C
--------------------------------------------------------------------------------

Item 8. Securities of the obligor owned or held by the trustee.   n/a
   Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
   As of ____________________ (Insert date within 31 days).

Instructions.
1. As used in this item, the term "securities" includes only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness.
2. For the purposes of this item the trustee shall not be deemed the owner or holder of (a) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default, or (b) any security which it holds as collateral security under the indenture to be qualified, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.
3. No information need be furnished under this item as to holdings by the trustee of securities already issued under the indenture to be qualified or securities issued under any other indenture under which the trustee is also trustee.
4. No information need be given with respect to any class of securities where the amount of securities of the class which the trustee owns beneficially or holds as collateral security for obligations in default does not exceed 1 percent of the outstanding securities of the class.

---------------------------------------------------------------------------------------------------
      Col. A                  Col. B                    Col. C                      Col. D
                                                     Amount Owned            Percentage of Class
                      Whether the Securities    Beneficially or Held as         Represented by
                          are Voting or         Collateral Security for          Amount Given
   Title of Class      Nonvoting Securities     Obligations in Default             in Col. C
---------------------------------------------------------------------------------------------------

Item 9. Securities of underwriters owned or held by the trustee.   n/a
   If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
   As of ____________________ (Insert date within 31 days).

---------------------------------------------------------------------------------------------------
       Col. A                  Col. B                    Col. C                      Col. D
                                                     Amount Owned
                                                 Beneficially or Held as
                                                 Collateral Security for       Percentage of Class
   Title of Issuer                               Obligations in Default        Represented by Amount
  and Title of Class      Amount Outstanding           by Trustee                 Given in Col. C
---------------------------------------------------------------------------------------------------

Instruction. Instructions 1,2 and 4 to Item 8 shall be applicable to this item.

Item 10. Ownership or holdings by the trustee of voting securities of certain
affiliates or security holders of the obligor.   n/a
   If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
   As of ____________________ (Insert date within 31 days).

---------------------------------------------------------------------------------------------------
       Col. A                  Col. B                    Col. C                      Col. D
                                                     Amount Owned
                                                 Beneficially or Held as
                                                 Collateral Security for       Percentage of Class
   Title of Issuer                               Obligations in Default        Represented by Amount
  and Title of Class      Amount Outstanding           by Trustee                 Given in Col. C
---------------------------------------------------------------------------------------------------

Instruction. Instructions 1,2 and 4 to Item 8 shall be applicable to this item.

Item 11. Ownership or holdings by the trustee of any securities of a person
owning 50 percent or more of the voting securities of the obligor.   n/a
   If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:
   As of ____________________ (Insert date within 31 days).

---------------------------------------------------------------------------------------------------
     Col. A                  Col. B                    Col. C                      Col. D
                                                     Amount Owned
                                                 Beneficially or Held as
                                                 Collateral Security for       Percentage of Class
   Title of Issuer                               Obligations in Default        Represented by Amount
  and Title of Class      Amount Outstanding           by Trustee                 Given in Col. C
---------------------------------------------------------------------------------------------------

Instruction. Instructions 1,2 and 4 to Item 8 shall be applicable to this item.

Item 12. Indebtedness of the Obligor to the Trustee.   n/a
   Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
   As of ____________________ (Insert date within 31 days).

--------------------------------------------------------------------------------
            Col. A                    Col. B                     Col. C
     Nature of Indebtedness     Amount Outstanding              Date Due
--------------------------------------------------------------------------------

Instructions.
1. No information need be provided as to: (a) the ownership of securities issued under any indenture, or any security or securities having a maturity of more than one year at the time of acquisition by the indenture trustee;
   (b) disbursements made in the ordinary course of business in the capacity of trustee of an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; (c) indebtedness created as a result of services rendered or premises rented; or indebtedness created as a result of goods or securities sold in a cash transaction; (d) the ownership of stock or of other securities of a corporation organized under Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the indenture securities; or (e) the ownership of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper.
2. Information should be given as to the general type of indebtedness, such as lines of credit, commercial paper, long-term notes, mortgages, etc.

Item 13. Defaults by the Obligor.   none
   (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default
   (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

Item 14. Affiliations with the Underwriters.   none
   If any underwriter is an affiliate of the trustee, describe each such affiliation.

Instructions.
1. The term "affiliate" as defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is directed to Rule 7a-26.
2. Include the name of each such affiliate and the names of all intermediate affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Item 15. Foreign Trustee.   none
   Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Item 16. List of exhibits.
   List below all exhibits filed as a part of this statement of eligibility.

Instructions. Subject to Rule 7a-29 permitting incorporation of exhibits by reference, the following exhibits are to be filed as a part of the statement of eligibility of the trustee. Such exhibits shall be appropriately lettered or numbered for convenient reference. Exhibits incorporated by reference may be referred to by the designation given in the previous filing. Where exhibits are incorporated by reference, the reference shall be made in the list of exhibits called for under Item 16. If the certificate of authority to commence business (Exhibit 2) and/or the certificate to exercise corporate trust powers (Exhibit 3) is contained in another exhibit, a statement to that effect shall be made, identifying the exhibit in which such certificates are included. If an applicable exhibit is not in English, a translation in English shall also be filed. In response to Exhibit 7, foreign trustees shall provide financial information sufficient to provide the information required by Section 310(a)(2) of the Act.
1. A copy of the articles of association of the trustee as now in effect.
2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.
4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
5. A copy of each indenture referred to in Item 4, if the obligor is in default.
6. The consents of United States institutional trustees required by Section 321(b) of the Act.
7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
9. Foreign trustees are required to furnish a consent to service of process (see Rule 10a-4 under the Act).

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SouthTrust Bank, National Association, a NATIONAL Association state [form of organization] organized and existing under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, and State [or other jurisdiction] of Alabama, on the 20th day of May, 1998.

                                       SouthTrust Bank,
                                       National Association
                                       ----------------------------------------
                                       (Trustee)

                                   By: /s/ John Hiott
                                       ----------------------------------------
                                       (Name and Title)
                                       John Hiott
                                       Group Vice President and Manager-
                                       Corporate Trust


Instruction. The name of each person signing the statement of eligibility shall be typed or printed beneath the signature.

Exhibit "A"

                              GENERAL INFORMATION

Item 1.

Furnish the following information as to the trustee--

   Name and address of each examining or supervising authority to which it is subject.

   Comptroller of the Currency
   Southeastern District Office
   Atlanta, Georgia

   Federal Reserve Bank of Atlanta
   Atlanta, Georgia

   Federal Deposit Insurance Corporation
   Washington, D.C.

Exhibit "B"

Item 4. Trusteeships under other indentures.

(b) No conflicting interest within the meaning of Section 301(b)(i) of the Act arises as a result of the Trustee's trusteeship under another indenture under which notes of the obligor (the "Existing Notes") are outstanding, because the Existing Notes under such indenture are not in default. The indenture securities will rank pari passu with the Existing Notes.

                              CONSENT OF TRUSTEE

   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of 8.875% Senior Subordinated Notes Due 2008 by Chattem, Inc., we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         SouthTrust Bank, National Association



                                      By: /s/ John Hiott
                                          -------------------------------------
                                          Group Vice President and Manager--
                                          Corporate Trust Department

Dated: May 22, 1998

                                  SIGNATURE

   Pursuant to the requirements of the Act, the Trustee, SouthTrust Bank, National Association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 22nd day of May, 1998.

                                        SouthTrust Bank, National Association


                                     By: /s/ John Hiott
                                        -------------------------------------
                                        John Hiott
                                        Group Vice President and Manager

Dated: May 22, 1998

Comptroller of the Currency
Administrator of National Banks

Washington, D.C. 20219

                              CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "SouthTrust Bank of Alabama, National Association", Birmingham, Alabama, (Charter No. 14569), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                                     IN TESTIMONY WHEREOF, I have hereunto
                                     subscribed my name and caused my seal
                                     of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 29th day of March, 1996.


                                     /s/ Eugene A. Ludwig
                                     -----------------------------------------
                                     Comptroller of the Currency

Comptroller of the Currency
Administrator of National Banks


Southeastern District
Marquis One Tower, Suite 600
245 Peachtree Center Ave., N.E.
Atlanta Georgia 30303

June 2, 1997

Anitta Pross
Senior Administrative Officer
SouthTrust Corporation
P.O. Box 2554
Birmingham, Alabama 35290

Re: 97-SE-02-0019 SouthTrust Bank, National Association
                  Birmingham, Alabama

Dear Ms. Pross:

This letter is the official certification of the Comptroller of the Currency
(OCC) to merge SouthTrust Bank of South Mississippi, Biloxi, Mississippi, SouthTrust Bank of North Carolina, Charlotte, North Carolina, SouthTrust Bank of Northwest Florida, Marianna, Florida, SouthTrust Bank of Russell County, Phenix City, Alabama, SouthTrust Bank of Florida, National Association, St. Petersburg, Florida, SouthTrust Bank of Georgia, National Association, Atlanta, Georgia, SouthTrust Bank of Columbus, National Association, Columbus, Georgia, SouthTrust Bank of Tennessee, National Association, Nashville, Tennessee, and SouthTrust Bank of South Carolina, National Association, Charleston, South Carolina, into SouthTrust Bank of Alabama, National Association, Birmingham, Alabama, effective as of June 2, 1997. The resulting bank title is SouthTrust Bank, National Association, charter number 14569, with its head office to be located in Birmingham, Alabama.

This is also the official OCC authorization given to SouthTrust Bank, National Association to operate the target institution's former head offices and their branches as branches. Enclosed is a listing of the newly authorized branches and their assigned OCC branch numbers.

Very truly yours,

/s/ John O. Stein
-----------------
John O. Stein
Corporate Manager

Enclosure

                        RESOLUTIONS TO BE ADOPTED BY THE
                            BOARD OF DIRECTORS OF
               SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION


   RESOLVED by the Board of Directors of SouthTrust Bank of Alabama, National Association, a national banking association ("ST-Bank"), that ST-Bank enter into an agreement and plan of merger (the "Merger Agreement"), among ST-Bank and the other named direct and indirect banking subsidiaries of SouthTrust Corporation, a Delaware corporation, set forth and listed on Exhibit A hereto (the "Subsidiary Banks"), providing for the merger (the "Merger") of the Subsidiary Banks with and into ST-Bank, on substantially the terms and conditions set forth in the Merger Agreement;

   RESOLVED FURTHER, that the appropriate officers of ST-Bank be, and they hereby are, authorized and empowered to approve the form and terms of the Merger Agreement which shall provide for the Merger on substantially the terms and conditions set forth in the Merger Agreement, with such additional terms and conditions as the officers of ST-Bank may approve, the approval of the form and terms of the merger Agreement to be conclusively evidenced by its execution and delivery thereof;

   RESOLVED FURTHER, that the appropriate officers of ST-Bank be, and they hereby are, authorized and directed to execute, attest the execution of, affix the seal of ST-Bank to, and deliver the Merger Agreement in the name of and on behalf of ST-Bank;

   RESOLVED FURTHER, that the Board of Directors of ST-Bank hereby recommends to the sole shareholder of ST-Bank the approval of the Merger Agreement and hereby directs that the appropriate officers of ST-Bank cause the Merger Agreement to be submitted to its sole shareholder for its approval;

   RESOLVED FURTHER, that the appropriate officers of ST-Bank be, and they hereby are, authorized and directed to file all necessary applications, and other documents with the appropriate regulatory agencies in order to obtain regulatory approval of the Merger;

   RESOLVED FURTHER, that the Board of Directors does hereby find, determine and declare that it is advisable that in connection with the Merger that the Articles of Association of ST-Bank be, upon the effectiveness of the Merger, amended and restated in their entirety as set forth in Exhibit B to the Merger Agreement;

   RESOLVED FURTHER, that the Board of Directors of ST-Bank does hereby recommend the adoption of the foregoing amended and restated Articles of Association to the sole shareholder of ST-Bank;

   RESOLVED FURTHER, that the Board of Directors does hereby find, determine and declare that it is advisable that in connection with the Merger, the bylaws of ST-Bank be, upon the effectiveness of the Merger, amended and restated in their entirety as set forth in Exhibit C to the Merger Agreement;

   RESOLVED FURTHER, that the Board of Directors of ST-Bank does hereby recommend the adoption of the foregoing amended and restated Bylaws to the sole shareholder of ST-Bank;

   RESOLVED FURTHER, that all acts and deeds performed by the officers of ST-Bank or counsel to ST-Bank prior to or on the date of these resolutions that are within the authority confirmed hereby are hereby ratified, confirmed, approved, and adopted as the authorized acts and deeds of ST-Bank; and

   RESOLVED FURTHER, that the appropriate officers of ST-Bank be, and they hereby are, authorized and directed to do any and all other or further things, and to execute any and all other or further documents and agreements, all on behalf of ST-Bank, as they, in their sole discretion may deem necessary or desirable to effectuate the purposes of the foregoing resolutions.

                                 STATE OF ALABAMA
                            STATE BANKING DEPARTMENT

                             101 SOUTH UNION STREET
                         MONTGOMERY, ALABAMA 36130-0901
                             Telephone (205) 242-3452
                                Fax (205) 240-3014

                                  March 4, 1994


                       CERTIFICATION OF FIDUCIARY POWERS


TO WHOM IT MAY CONCERN:


I hereby certify, as Acting Superintendent of Banks of the State of Alabama, that SouthTrust Bank of Alabama, National Association is authorized by the laws of the State of Alabama, which is the state of its domicile, to act as a fiduciary in this state.

Witness my hand this the 4th day of March 1994.

                                    /s/ Kenneth R. McCartha
                                    ------------------------
                                    Kenneth R. McCartha
                                    Acting Superintendent of Banks

                       SOUTHTRUST BANK, NATIONAL ASSOCIATION

                               BIRMINGHAM, ALABAMA



                       BY-LAWS AND ARTICLES OF ASSOCIATION



                             AS AMENDED AND RESTATED

                                  JUNE 2, 1997

                      (as further amended on July 15, 1997)



I hereby certify this is a true and correct copy of the By-Laws of SouthTrust Bank of Alabama, National Association so of this twentieth day of May, 1998.


                                       /s/ Sandra B. Goddard
                                      ---------------------------------------
                                      Sandra B. Goddard
                                      Senior Vice President/Cashier

                                  ARTICLE ONE

                                 Shareholders


Section 1.

   The annual meeting of shareholders of the Association shall be held in the City of Birmingham, State of Alabama, at the Association's principal offices on the third Tuesday of January of each year at such time as may be fixed by the Board of Directors of the Association, and if a legal holiday, then on the next following banking day, or at such other date, time and place as may be fixed by the Board of Directors and stated in the notice of the meeting. At the annual meeting of shareholders, the shareholders shall elect a Board of Directors of the Association and transact such other business as properly may be brought before such meeting. Written notice of the annual meeting of shareholders, stating the date, place and time thereof, shall be mailed, postage prepaid, at least ten days and not more than sixty days prior to the date thereof, to each shareholder entitled to vote in respect of the matters to be considered at such annual meeting of shareholders.

Section 2.

   The Board of Directors of the Association, or any shareholder owning, in the aggregate, not less than 10 percent of the outstanding capital stock of the Association entitled to vote in respect of any matter to be considered at any special meeting of shareholders, may call a special meeting of shareholders at any time. Unless otherwise provided by law, written notice of any special meeting of shareholders, stating the date, place, time and purposes thereof, shall be mailed, postage prepaid, at least ten days and not more than sixty days prior to the date thereof, to each shareholder entitled to vote at such special meeting of shareholders.

Section 3.

   The holders of the outstanding common stock of the Association shall be entitled to one vote for each share held by them with respect to all matters coming before any meeting of shareholders as to which a vote or consent of the shareholders is required, including the election of directors. Except as otherwise provided by law or by the Amended and Restated Articles of Association, a majority of the outstanding capital stock of the Association entitled to vote thereat shall constitute a quorum in all meetings of the shareholders, and a majority of the votes cast shall decide every issue or question presented to any meeting of the shareholders, except that the Board of Directors of the Association may increase the vote of the shareholders required with respect to any such matter or question.

Section 4.

   At any meeting of shareholders, a shareholder entitled to vote thereat may be represented by proxy duly appointed by such shareholder in writing. Any person or group of persons, including directors or attorneys for the Association, may be designated to act as proxy for any such shareholders, but officers or employees of the Association may not be designated to act as proxy.

Section 5.

   The Board of Directors of the Association may fix a record date for determining shareholders of the Association entitled to notice of and to vote at any meeting of the shareholders of the Association, which date shall be a date not in excess of sixty days prior to the date of such meeting.

Section 6.

   If a meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place, provided that the new date, time or place is announced at the meeting before adjournment, unless an additional item of business is to be considered at such adjourned meeting or unless the Association becomes aware of an intervening event materially affecting any matter to be voted on at such adjourned meeting. If a new record date for the adjourned meeting is fixed, notice of the adjourned meeting, stating the date, time, place and purposes thereof, shall be given to each shareholder of record entitled to vote at such adjourned meeting.

                                 ARTICLE TWO

                        Directors and Other Positions

Section 1.

   (a) The business and the affairs of the Association shall be managed and administered by the Board of Directors of the Association, which shall consist of not less than five nor more than twenty-five persons, the exact number of which, within such limits, to be established from time to time by the Board of Directors or by the holders of the majority of the outstanding capital stock of the Association entitled to vote in respect of the election of directors of the Association.

   (b) Nominations of persons for election to the Board of Directors of the Association may be made by the Board of Directors or by any holder of any outstanding capital stock of the

Association entitled to vote in respect of the election of directors of the Association. Nominations, other than those made by or on behalf of the Board of Directors of the Association, shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Chairman of the Board or the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by the chairman of the meeting, and if so disregarded by the chairman of the meeting, the inspectors of election, or the persons performing a similar duty, may disregard all votes cast for such nominees.

   (c) Directors need not be elected by written ballot, unless the chairman of the meeting otherwise determines.

   (d) Directors elected at any meeting of shareholders shall serve for the ensuing year and until their successors are elected and shall qualify, subject to other provisions hereof and subject to the ability of the holders of a majority of the outstanding capital stock entitled to vote in respect of the election of directors to remove a director, with or without cause, at any time. No director shall act as a director until he shall have taken the oath of office required by law.

Section 2.

   All vacancies on the Board of Directors occurring in the intervals between meetings of the shareholders may be filled by the Board of Directors.

Section 3.

   The Board of Directors shall meet immediately upon the adjournment of the meeting of shareholders at which such directors have been elected, or at such other time as the Board of Directors may determine, and following such initial meeting, the Board of Directors shall hold regular meetings on the third Tuesday of each October, January, April, and July of each year at 10:00 a.m. at the principal offices of the Association, unless said Tuesday is a legal holiday, in which case, the meeting shall be held on the next following banking day at the same place and hour.

Section 4.

   Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any three members of the Board of Directors. Each member of the Board of Directors shall be given a reasonable advance notice of any special meeting of the Board of Directors, stating the date, time and place of such special meeting, which notice may be given in writing or in person or by telegram, telephone or other reasonable means.

Section 5.

   Each director of the Association who is not an officer or employee of the Association shall be entitled to an attendance fee for each meeting of the Board of Directors and a quarterly retainer fee, the amount of such fees to be established from time to time by the Human Resources Committee of the Board of Directors.

Section 6.

   A majority of the entire Board of Directors is required to constitute a quorum of the Board of Directors authorized to transact business at any meeting of the Board of Directors. Except as otherwise provided by law, the Amended and Restated Articles of Association or the Amended and Restated By-laws, an act of the majority of the directors present at a meeting of the Board of Directors, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, no business shall be transacted except that the members of the Board of Directors present may adjourn such meeting from time to time until a quorum is secured.

Section 7.

   If a majority of the directors present at any meeting of the Board of Directors so determines, any action of the Board of Directors may be conducted by written ballot.

Section 8.

   At the initial meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect the committees and officers contemplated by these Amended and Restated By-laws.

Section 9.

   (a) Any director of the Association or any member of any Area Board who has reached his or her 68th birthday or who has retired from his or her principal business position or occupation will not be eligible for re-election as director or as a member of a Area Board; provided, however, that the foregoing provision relating to retirement from such person's principal business position or occupation shall not apply to any director who has served as Chairman of the Board of the Association.

Section 10.

   A director of the Association is eligible for election as a director emeritus if such person is ineligible for re-election as a director of the Association under Section 9 above or if such person has served as a director of the association for at least five years and voluntarily declines to stand for re-election as a director. Immediately following each annual meeting of shareholders, or from time to time as the Board of Directors may determine, the Board of Directors, in its discretion, may elect one or more eligible persons to serve as a director emeritus for the ensuing year or until his or her successor is elected and shall qualify. Notwithstanding the foregoing, the Board of Directors of the Association may remove, with or without cause, a director emeritus from office at any time. If requested by the Board of Directors, a director emeritus may attend meetings of the Board of Directors, but shall not have voting power or power of final decision on any matter concerning the business or affairs of the Association, and his or her presence at any meeting of the Board of Directors shall not be counted in the determination of a quorum. A director emeritus shall not have the same responsibilities and liabilities imposed by law and banking regulation upon members of the Board of Directors. A director emeritus shall receive such fees as the Board of Directors may from time to time determine. A director emeritus shall not be required to own qualifying shares of Common Stock of SouthTrust Corporation.

Section 11.

   Immediately following each annual meeting of shareholders, or from time to time as the Board of Directors may determine, the Board of Directors of the Association may elect persons to serve as advisory or honorary members of the Board of Directors, and in this regard, may establish, in its discretion and by appropriate resolution, separate advisory or honorary boards in each city or other geographical area in which the Association transacts business (each advisory or honorary board being hereinafter referred to as the "Area Board"). Members of each Area Board shall be elected to serve for the ensuing year and until their successors are elected and shall qualify. Notwithstanding the foregoing, the Board of Directors of the Association may remove, with or without cause, any member of any Area Board at any time. The members of the Area Boards shall assist the Board of Directors and the officers of the Association in business development, with particular emphasis being placed upon business development in the city or other geographical area with respect to which such members have been designated, and shall have such other duties and functions as the Board of Directors, by appropriate resolution, shall determine; provided, however, that the members of the Area Boards shall not have power of final decision on any matter concerning the business or affairs of the Association. If requested by the Board of Directors, the members of the Area Boards shall attend meetings of the Board of Directors of the Association, but shall not have voting power, and the presence of any Area Board member at any meeting of the Board of Directors shall not be counted in the determination of a quorum. Members of the Area Boards shall not be deemed to have the responsibilities and liabilities imposed upon directors of the Association by law and banking regulations. Members of the Area Boards may receive such fees as the Human Resources Committee of the Board of Directors may from time to time determine. The members of each Area Board shall not be required to own qualifying shares of Common Stock of SouthTrust Corporation.

   The provisions of the Amended and Restated Articles of Association and the Amended and Restated By-laws of the Association governing the conduct of meetings of the Board of Directors, including, without limitation, the time and place of any such meeting, the power to convene or call a meeting, the giving of notice of any meeting, and the quorum and voting requirements thereof, shall apply to each Area Board, and meetings and other business of each Area Board shall be convened and conducted in accordance with such provisions.

   The Chief Executive Officer of the city or other geographical area for which any Area Board is established shall serve as an ex officio member of any such Area Board. In addition, subject to the other notice provisions contained herein, the Chief Executive Officer of the city or other geographical area for which any Area Board is established shall be entitled to convene or call meetings of any such Area Board and shall be entitled to attend and vote in respect of all matters coming before meetings of any such Area Board.


                                ARTICLE THREE

                                  Officers

Section 1.

   The officers of the Association shall be a Chairman of the Board of Directors, who shall serve as Chief Executive Officer, and a President, who shall serve as Chief Administrative Officer, both of whom shall be directors; one or more Vice Presidents, one or more of whom may be designated as Executive Vice Presidents, one or more of whom may be designated as Senior Vice Presidents; and one or more of whom may be designated as Group Vice Presidents; one or more Assistant Vice Presidents; a Cashier; a Secretary; a Comptroller; one or more Executive Vice Presidents and Trust Officers, Senior Vice Presidents and Trust Officers, Vice Presidents and Trust Officers and Assistant Vice Presidents and Assistant Trust Officers; and such other officers as may, from time to time, be appointed, or elected, by the Board of Directors to perform such duties as may be designated by the Board of Directors of the Association. The same person may be elected to more than one of such offices, provided that no person may be President and Cashier at the same time. If the office of the Chairman of the Board of Directors becomes vacant, the powers and duties herein vested in and imposed upon the holder of that office shall be vested in and discharged by the President, and the number of persons constituting the Executive Committee of the Board of Directors shall be correspondingly decreased while any such vacancy continues.

Section 2.

   The Chairman of the Board or, in his absence, the President shall preside at all meetings of the Board of Directors and, in case of absence or inability to act of the Chairman of the Board and of the President, the Board of Directors shall appoint one of their members to preside during such absence or inability.

   The Chairman of the Board, or in his absence, the President shall preside at all meetings of the Executive Committee of the Board of Directors, and, in case of absence or inability to act of the Chairman of the Board and the President, the Executive Committee shall elect one of its members to preside during such absence or inability.

   The Chairman of the Board shall exercise general supervision of the business and affairs of the Association, and, without limiting the foregoing, shall act as the Chief Executive Officer of the Association. In the absence of the Chairman of the Board, the powers and duties hereby vested in and imposed upon such person shall be exercised by the President. In the absence of both the Chairman of the Board and the President, those powers and duties shall be exercised by such officer of the Association as may have been designated for that purpose by the Chairman of the Board or the President, as the case may be. If none has been so designated by either thereof, the Board of Directors shall designate an officer of the Association to act in such capacity.

Section 3.

   The President shall have general executive and administrative powers with respect to the business and affairs of the Association and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of President. The President also shall have and may exercise such further powers and duties as may from time to time be assigned or conferred upon him by the Board of Directors of the Association.

Section 4.

   The Vice Presidents of the Association shall perform such duties and possess such powers as may be directed and delegated by the Board of Directors; the Executive Vice President(s) shall rank in priority over all other Vice Presidents; and the Senior Vice President(s) and Group Vice President(s) shall rank below any Executive Vice President but shall rank in priority and in presiding over all other Vice Presidents.

Section 5.

   The Secretary shall attend all meetings of the Board of Directors and record all the proceedings of the meetings of the Board of Directors in a book to be kept for that purpose, which will be housed in the office of the Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have the custody of the corporate seal of the Association and he or she, or in the Secretary's absence, the Cashier or an Assistant Secretary, or any other officer of the Association designated by the Board of Directors, shall have authority to affix the same to any instrument requiring it. When so affixed, it may be attested by his or her signature or by the signature of the Cashier. The Board of Directors may give general authority to any other officer to affix the seal of the Association and to attest the affixing by his signature.

Section 6.

   The Cashier shall have the custody of such property and assets of the Association as may be entrusted to him or her by the Board of Directors. In the absence, removal or other disability of the Cashier, the Chairman of the Board or the President shall designate an officer for that purpose who shall perform his or her duties until action by the Board of Directors or Executive Committee.

Section 7.

   The Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Group Vice President or any Vice President shall have the power and authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Association, except where required or permitted by law to be otherwise signed and executed and except where the signing and the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Association.

Section 8.

   The Executive Vice President and Trust Officer, each Senior Vice President and Trust Officer and any other officer designated by the Board of Directors are hereby authorized to make, execute and acknowledge all bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management or handling, in any way, of any property of any description held or controlled by the Association in its corporate or in any fiduciary capacity; and shall have such other duties and powers as shall be designated by the Board of Directors. The Executive Vice President and Trust Officer shall exercise general supervision and management over the affairs of the Trust and Financial Services Division of the Association. The officers named above shall exercise the authority granted above in compliance with various policies and procedures as may be approved by the Board of Directors or the Trust Policy Committee from time to time.

Section 9.

   The other officers of the Association shall perform such duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 10.

   Any office described in Sections 1 through 6 of Article Three of the Amended and Restated By-laws may, by appropriate resolution adopted by the Board of Directors of the Association, be established in respect of any city or other geographical area in which the Association transacts business and the Board of Directors of the Association may elect persons to fill any such office created thereby in Section 1 through 6 of Article Three hereof. In such event, the duties and responsibilities assigned to each officer of the Association also shall constitute the duties and responsibilities of the person serving in a comparable office with respect to any such city or other geographical area, and such persons shall be deemed officers of the Association, except that, in the latter case, such duties and responsibilities shall be limited to the operations of the Association in the city or other geographical area with respect to which such person has been so designated, and provided that there shall be only one Cashier of the Association. Any person designated by the Board of Directors to serve as an officer with respect to any city or other geographical area shall be given such title as the Board of Directors may determine; provided, however, that such titles shall distinguish such persons from those persons holding comparable positions with the Association.

Section 11.

   The officers of this Association shall receive such compensation as may be fixed by the Board of Directors or, if the Board of Directors directs, and following advice or consultation with such persons as the Board of Directors deems appropriate, the Human Resources Committee.

Section 12.

   The Chairman of the Board may suspend any officer of the Association except the President until the next regular or called meeting of the Board of Directors, and any officer of this Association may be removed by a majority of the Board of Directors at any regular or called meeting of the Board of Directors.

Section 13.

   Bonds shall be required of the officers, tellers, and other employees in such amounts as may be designated by the Board of Directors.

Section 14.

   The officers shall hold office from the time of their respective elections until the first meeting of the Board of Directors following the next annual meeting of the shareholders or until their successors shall be elected and qualify; provided, however, that the Board of Directors may remove, with or without cause, any officer of the Association at any time.

                                   ARTICLE FOUR

                      Conveyances, Transfers and Contracts

Section 1.

   The Chairman of the Board or the President is authorized, in his discretion, to do and perform any and all corporate and official acts in carrying on the business of the Association, either of its own or when acting in any fiduciary capacity whatsoever. Each is hereby empowered, in his discretion, to appoint all necessary agents or attorneys. The Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Group Vice President or any Vice President is also authorized to make, execute and acknowledge all deeds, mortgages, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management, or handling in any way of any property of any description, held or controlled by the Association, either in its own right or in any fiduciary capacity, and the Secretary or Cashier is authorized to attest and affix the corporate seal to any and all instruments in writing requiring such attestation or which are executed under seal. The enumeration of particular powers in this By-law shall not restrict, or be taken to restrict, in any way the general powers and authority herein given to said officer.

Section 2.

   The Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, Vice President or Assistant Vice President, including those persons serving in such capacities who also carry the designation of Trust Officer, the Comptroller, the Cashier, or any employee so designated by the Chairman of the Board or the President, is authorized and empowered to receive and give receipts for money due and payable to the Association from any source whatever and to sign and endorse checks, drafts and warrants in its name or on its behalf.

Section 3.

   The Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President or Vice President, including those persons serving in such capacities who also carry the designation of Trust Officer, shall have full power and authority to sign and execute any and all trustees' certificates executed by the Association or any certificate of any character pertaining to any activity or condition in the Trust and Financial Services Division of the Association and also shall have full power and authority to sign any acceptance of any trust shall have been granted by such directors, officers or committees as shall then be authorized by the Trust

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

Policy Committee to grant such approval and (ii) that the giving of such approval shall be made a matter of written record.

                                 ARTICLE FIVE

                                  Committees

Section 1.

   EXECUTIVE COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among their number a committee of three or more who, with the Chairman of the Board and the President of the Association, acting as ex officio members, shall constitute the Executive Committee of the Board of Directors. Each member of the Executive Committee shall serve for the ensuing year and until his or her successor is elected and shall qualify; provided, however, that any member of the Executive Committee may be removed, with or without cause, at any time by the Board of Directors. All vacancies in said Committee shall be filled by the Board of Directors.

   The Chairman of the Board of Directors and the President of the Association shall be ex-officio members of the Committee and shall have the power to vote with respect to all matters coming before the Executive Committee. The Executive Committee shall meet at such times as it may decide. It shall keep a separate book of minutes of its proceedings and actions, and make reports to the Board of Directors, from time to time, of its actions.

   All the powers of the Board of Directors when the Board is not in session may be exercised by the Executive Committee, except that the Executive Committee shall not declare dividends or distribute assets of the Association. Unless otherwise provided by resolutions duly adopted by the Board of Directors, a majority of the Executive Committee shall constitute a quorum for the transaction of business.

   The Executive Committee shall review all loans when the total liability of the borrower exceeds an established amount, which amount is to be determined and set by the Board of Directors from time to time.

   All persons appointed or elected to office by the Executive Committee shall hold their respective offices only until the next annual meeting of the Board of Directors.

   Each member of the Executive Committee, except salaried officers of the Association, shall be entitled to an attendance fee for each meeting of the Committee, the amount of such fee to be established by the Board of Directors.

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

Section 2.

   AUDIT AND EXAMINATION COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among its number a committee of three or more who constitute the Audit and Examination Committee of the Board of Directors. No member of the Audit and Examination Committee shall be an officer or employee of the Association or shall be a member of the Trust Policy Committee. Each member of the Audit and Examination Committee shall serve until his or her successor is elected and shall qualify; provided, however, that any member of the Audit and Examination Committee may be removed, with or without cause, at any time by the Board of Directors of the Association.

   The Audit and Examination Committee shall make suitable examinations every six months of the affairs of the Association. The result of such examination shall be reported in writing to the Board of Directors at the next regular meeting thereafter, stating whether the Association is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner of doing business, etc. as shall be deemed advisable. The Audit and Examination Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make an examination and audit of the Association. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the Board of Directors will be deemed sufficient to comply with the requirements of this section of these Amended and Restated By-laws.

   At least once during each calendar year and as often as required by regulations, the Audit and Examination Committee shall make suitable audits of the Trust and Financial Services Division or cause suitable audits to be made by auditors responsible only to the Board of Directors and, at such time, shall ascertain whether the Trust and Financial Services Division has been administered in accordance with law, appropriate regulations and sound fiduciary principles. In lieu of such periodic audits, the Board of Directors may elect to adopt an adequate continuous audit system. A report of the audits and examinations, together with the action taken thereon, shall be noted in the minutes of the Board of Directors.

   Each member of the Audit and Examination Committee, except salaried officers, shall be entitled to an attendance fee for each meeting of the Committee, the amount of such fee to be established by the Human Resources Committee of the Board of Directors.

Section 3.

   TRUST POLICY COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among its number a committee of four or more directors, who are not officers or employees of the Association, who shall constitute the Trust Policy Committee. Each member of the Trust Policy Committee shall serve for the ensuing year and until his or her successor is elected and shall qualify; provided, however, that any member of the Trust

Policy Committee may be removed, with or without cause, at any time by the Board of Directors of the Association.

   The Trust Policy Committee shall be responsible for the formulation of policy with respect to all fiduciary functions exercised by the Trust and Financial Services Division and shall take all such action as, in its judgment, may be necessary to insure the proper functioning of the Trust and Financial Services Division in matters pertaining to trust administration, investments, operations and new business development. The Trust Policy Committee shall from time to time receive information reflecting the implementation of its decisions and shall have authority to establish standing or ad hoc committees for the purpose of carrying out policies formulated by it. The Trust Policy Committee shall review the affairs of the Trust and Financial Services Division on an annual basis and, if appropriate, make recommendations with respect thereto. The Trust Policy Committee may authorize any one or more of its members, or officers assigned to the Trust and Financial Services Division, to grant prior approval of the acceptance of any or all appointments of the Association in a fiduciary capacity and to cause the granting of each such prior approval to be made a matter of written record. The Trust Policy Committee shall have such other and further duties as may from time to time be assigned to it by the Board of Directors.

   All investments of trust funds shall be made, retained or disposed of in accordance with policies, procedures or practices established or approved by the Trust Policy Committee, or with the express approval of the Trust Policy Committee, and the Trust Policy Committee shall keep minutes of all of its meetings showing the disposition of all matters considered and passed upon by it. At least once during each period of twelve months, the Trust Policy Committee shall review, or cause to be reviewed, all the assets held in or for each fiduciary account for which the Trust and Financial Services Division is charged with investment responsibility in order to determine the safety and current value of such accounts and the feasibility of retaining or disposing of them.

   The Trust Policy Committee shall fix the time for its regular meetings (to be held at least quarterly), provide for the call of special meetings and may adopt rules of procedure. Unless otherwise provided by a resolution duly adopted by the Board of Directors, the majority of the Trust Policy Committee shall constitute a quorum for the transaction of business. Each member of the Trust Policy Committee shall be entitled to an attendance fee for each meeting of the Trust Policy Committee, the amount of such fee to be established by the Board of Directors.

Section 4.

   HUMAN RESOURCES COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among its number a committee of three or more members who shall constitute the Human Resources Committee. Each member of the Human Resources Committee shall serve for the ensuing year and until his or her successor is elected and shall qualify; provided, however, that any member of the Human Resources Committee may be removed, with or without cause, at any time by the Board of Directors of the Association. The Human Resources Committee shall monitor, on behalf of the Board of Directors, management's performance in providing the management and manpower requirements for the proper functioning and progress of the Association and shall counsel with management; the Human Resources Committee shall review plans for management succession, management training and management development programs; the Human Resources Committee shall review (and, if directed by the Board of Directors, establish) salary and wage administration procedures, including current ranges and surveys; approve any major deviation from established salary and wage levels; review compliance with applicable regulations; approve (and, if directed by the Board of Directors, establish) compensation of the principal executive officers, considering the recommendation of the Chairman of the Board, and in the case of the Chief Executive Officer's salary, considering the recommendation of the Chairman or President of SouthTrust Corporation; establish directors' fees; review and recommend proposed new Board members; review employee relation plans and activities; and establish a budget for contributions and review management's recommendations for individual contributions.

   Each member of the Human Resources Committee shall be entitled to an attendance fee for each meeting of the Human Services Committee, the amount of such fee to be established by the Board of Directors.

Section 5.

   The Board of Directors also may appoint, from time to time, such other committees, including temporary committees, for such purposes and with such powers as the Board of Directors may determine, and may establish such attendance fees for the members of such other committees as the Board of Directors may determine.

Section 6.

   The persons constituting the entire membership of any committee provided for or created pursuant to the Amended and Restated By-laws may be increased by the Board of Directors whenever it sees fit. In the case of any such increase in the membership of any such committee, the Board of Directors may fix the term of service on any committee of any person elected to fill a vacancy created by any such increase.


                                 ARTICLE SIX

                                    Loans

Section 1.

   Loans may be made by or upon the authority of the Executive Committee or its designee as specified in the Loan Policy and Administration Manual.

Section 2.

   The Board of Directors shall from time to time establish regulations or standards respecting the review and authority subject to which real estate loans may be made by the Association in any fiduciary capacity. Authority to make real estate loans n a fiduciary capacity may be delegated by the Board of Directors to the Trust Policy Committee; such loans may be made by an officer or a committee of officers who may be authorized and directed by the Trust Policy Committee, as the case may be, to perform those duties. In any such case, instructions relating to the powers, duties, authority and procedure for approving such loans, the maximum and minimum amount of same, the terms and conditions of same, and the names of officers authorized to approve such loans and appraise or approve the appraisal of the real estate concerned, shall be set forth in detail in the minutes of the Trust Policy Committee.

Section 3.

   On payment of the sums loaned for which collateral security has been taken, either by mortgage of real or personal property or by other pledge of collateral, whether said loans have been made from funds of the Association or from funds held in a fiduciary capacity, the Executive Committee shall from time to time designate bank officers that shall have the full power and authority to release or cancel the same on the margin of the record, if recorded, or in any other manner as the law in such cases may require or permit.

                                ARTICLE SEVEN

                                 Borrowings

Section 1.

   With the approval of the Board of Directors or Executive Committee, the Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, or Vice President, including those persons serving in such capacities who also carry the designation of Trust Officer, shall have the authority to borrow money, including the authority to pledge and hypothecate any securities or any stocks or bonds, notes, or any property, real or personal, of the Association as collateral for such loan, and to endorse or guarantee in its name any notes or obligations payable or belonging to the Association and to execute and acknowledge, any document or instrument required for such purpose or purposes.

Section 2.

   All time or interest bearing certificates of deposit may be signed by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, Vice President or any Assistant Vice President, the Cashier or any employee or employees of the

Association designated by name or by job title or description from time to time by the Chairman of the Board or the President. The provisions of this
Section 2 are supplemental to any other provision of these Amended and Restated By-laws.


                                ARTICLE EIGHT

                               Savings Deposits

Section 1.

   Savings deposits shall be subject to such rules and regulations as may be adopted from time to time by the Board of Directors of this Association.


                               ARTICLE NINE

                              Corporate Seal

Section 1.

   The Corporate Seal of the Association shall be circular in shape and around the outer circle shall have the words: SOUTHTRUST
BANK NATIONAL ASSOCIATION and on the inner circle may, but need not include the words: BIRMINGHAM, ALABAMA.


                                ARTICLE TEN

                        Dividends and Distributions

Section 1.

   The Board of Directors may, at any regular or special meeting, declare such dividends, or make such distributions, as in its judgment are proper, out of the earnings and funds of the Association legally available therefor.

                               ARTICLE ELEVEN

                             Stock Certificates

Section 1.

   Certificates evidencing shares of capital stock of this Association shall be signed by the Chairman of the Board, the President or any Vice President or Assistant Vice President and the Cashier, or the Secretary and shall have the seal of the Association affixed thereto. Stock certificates shall conform to law in all respects.

Section 2.

   Transfers of shares of capital stock of the Association can only be made in writing upon the production of a certificate or certificates evidencing such shares of capital stock with a transfer and assignment endorsed thereon by the person, or persons, in whose name the certificates were issued, the personal representatives thereof, or duly authorized attorneys-in-fact. The former certificate, or certificates, shall be surrendered and canceled before the new certificate or certificates are issued or delivered.

Section 3.

   The stock transfer books may be closed for such purposes and such time as may be specified in resolutions duly adopted by the Board of Directors.

Section 4.

   In case of loss or destruction of any certificate evidencing shares of capital stock of the Association, the holder or owner thereof shall give notice thereof to the Cashier or Secretary of the Association, and if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he or she shall make affidavit of such loss or destruction and deliver the same to the Cashier or the Secretary of the Association and accompany the same with a bond, with security satisfactory to the Association, to indemnify and save harmless the Association against any loss, damage or expense in case the certificate so lost or destroyed should thereafter be presented to the Association. The proof of loss, and the condition and security of the said bond, shall be approved by the Executive Committee or Board of Directors before the issue of any new certificate.

                                 ARTICLE TWELVE

             Amendment and Repeal of the Amended and Restated By-laws

Section 1.

   The amended and Restated By-laws may be altered, amended or repealed by the Board of Directors or the shareholders of the Association.


                                ARTICLE THIRTEEN

                        Emergency Preparedness Program

Section 1.

   In the event of the destruction of properties, personnel and records of the Association, to the extent that continued operation of the Association is not reasonably possible, provisions in various resolutions hereafter adopted by the Board of Directors with reference to emergency operations shall become effective and continue to be in effect until conditions warrant the reestablishment of operations.


                     HISTORY OF AMENDED AND RESTATED BYLAWS

   Amended and Restated By-laws Adopted June 2, 1997

   Article Two, Section 3 amended on July 15, 1997.


LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
       part I)................................................................................  RCON  2200    20,485,533
       (1) Noninterest-bearing(1)................................... RCON  6631      2,426,214
       (2) Interest-bearing......................................... RCON  6636     18,060,319
    b. In foreign offices, Edge and Agreement subsidiaries, and IBPs (from Schedule RC-E,
       part II)...............................................................................  RCFN  2200       601,503
       (1) Noninterest-bearing...................................... RCFN  6631              0
       (2) Interest-bearing......................................... RCFN  6636        601,503
14. Federal funds purchased and securities sold under agreements to repurchase................  RCFD  2900     3,265,473
15. a. Demand notes issued to the U.S. Treasury...............................................  RCON  2840        58,407
    b. Trading liabilities (from Schedule RC-D)...............................................  RCFD  3548             0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less..........................................  RCFD  2332     1,955,551
    b. With a remaining maturity of more than one year through three years....................  RCFD  A547       600,000
    c. With a remaining maturity of more than three years.....................................  RCFD  A548     2,191,284
17. Not applicable
18. Bank's liability on acceptances executed and outstanding..................................  RCFD  2920         6,988
19. Subordinated notes and debentures(2)......................................................  RCFD  3200       675,000
20. Other liabilities (from Schedule RC-G)....................................................  RCFD  2930       460,298
21. Total liabilities (sum of items 13 through 20)............................................  RCFD  2948    30,302,036
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................................  RCFD  3838             0
24. common stock..............................................................................  RCFD  3230         9,006
25. Surplus (exclude all surplus related to preferred stock)..................................  RCFD  3839     1,162,276
26. a. Undivided profits and capital reserves.................................................  RCFD  3632     1,170,498
    b. Net unrealized holding gains (losses) on available-for-sale securities.................  RCFD  9434         7,575
27. Cumulative foreign currency translation adjustments.......................................  RCFD  3284             0
28. Total equity capital (sum of items 23 through 27).........................................  RCFD  3210     2,349,355
29. Total liabilities and equity capital (sum of items 21 and 28).............................  RCFD  3300    32,650,392





                                       I, Tobin N. Vinson, Vice President and
                                       Financial Reporting Manager of
                                       SouthTrust Bank, National Association,
                                       do hereby declare that this Report of
                                       Condition is true and correct to the
                                       best of my knowledge and belief.


                                       /s/ Tobin N. Vinson
                                       ------------------------------------
                                       Tobin N. Vinson

                                       May 20, 1998
                                       ------------------------------------
                                       Date

Comptroller of the Currency
Administrator of National Banks

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

SouthTrust Bank, National Association of Birmingham in the state of Alabama, at the close of business on March 31, 1998, published in response to call made by Comptroller of the currency, under title 12, United States Code,
Section 161. Charter Number 14569 Comptroller of the Currency Southeastern District.

Statement of Resources and Liabilities

ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(2).........................................0081        $14,209
    b. Interest-bearing balances(2)..................................................................0073            125
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)....................................1754      2,769,773
    b. Available-for-sale securities (from Schedule RC-B, column D)..................................1773      3,272,172
 3. Federal funds sold and securities purchased under agreements to resell...........................1350         28,700
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)..........RCFD 2122  24,110,914
    b. LESS: Allowance for loan and lease losses..............................RCFD 3223     335,995
    c. LESS: Allocated transfer risk reserve..................................RCFD 3128           0
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)...........................................2125     23,774,919
 5. Trading assets (from Schedule RC-D)..............................................................3545              0
 6. Premises and fixed assets (including capitalized leases).........................................2145        630,498
 7. Other real estate owned (from Schedule RC-H).....................................................2150         42,220
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).........2130              0
 9. Customers' liability to this bank on acceptances outstanding.....................................2155          6,986
10. Intangible assets (from Schedule RC-M)...........................................................2143        326,628
11. Other assets (from Schedule RC-P)................................................................2160        989,167
12. Total assets (sum of items 1 through 11).........................................................2170     32,650,391